Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-65200, 333-58957, 333-35919, 333-97015, 333-106568, 333-106571, 333-112791 and 333-118016) pertaining to the Cell Therapeutics, Inc. 1994 Equity Incentive Plan, the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan, the Cell Therapeutics, Inc. 2003 Equity Incentive Plan and the Novuspharma S.p.A Stock Option Plan and to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-36038, 333-41300, 333-67906, 333-36603, 333-38431, 333-108926 and 333-112681) of Cell Therapeutics, Inc. and the related Prospectuses of our report dated February 6, 2004 with respect to the consolidated financial statements and schedules of Cell Therapeutics, Inc. as of December 31, 2003 and for each of the two years in the period ended December 31, 2003 included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Seattle, Washington

February 28, 2005